                    HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                POWER OF ATTORNEY
                                -----------------

                                  David T. Foy
                                  Lynda Godkin
                                 Thomas M. Marra
                                Lowndes A. Smith
                              David M. Znamierowski

do hereby jointly and severally authorize Lynda Godkin, Christine Repasy, Marianne O'Doherty, Chris Grinnell, Thomas S. Clark and Marta Czekajewski to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.



/s/ David T. Foy                                 Dated as of June 13, 2000
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David T. Foy


/s/ Lynda Godkin                                 Dated as of June 13, 2000
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Lynda Godkin


/s/ Thomas M. Marra                              Dated as of June 13, 2000
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Thomas M. Marra


/s/ Lowndes A. Smith                             Dated as of June 13, 2000
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Lowndes A. Smith


/s/ David M. Znamierowski                        Dated as of June 13, 2000
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David M. Znamierowski